UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2005

VITRIA TECHNOLOGY, INC.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-27207 (Commission File Number)	77-0386311 (I.R.S. Employer Identification No.)

945 Stewart Drive
Sunnyvale, CA 94085
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 212-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Offer Letter with John Parillo

     On May 12, 2005, Vitria entered into an offer letter with John Parillo, pursuant to which Mr. Parillo will become Vitria’s Senior Vice President of Worldwide Sales. The Offer Letter is attached hereto as Exhibit 10.41.

     Pursuant to the Offer Letter, Mr. Parillo will be paid an annual salary of $265,000 and will have a target bonus of $210,000. Mr. Parillo will also receive a stock option grant for 125,000 shares of Common Stock with vesting terms as determined by the Board of Directors or the Compensation Committee. Pursuant to the Offer Letter, Mr. Parillo will have the right to receive an additional stock option grant for 25,000 shares of Common Stock on the first anniversary of his employment with Vitria upon the achievement of certain performance objectives.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits

Exhibit
No.	Description
10.41	Offer letter, by and between John Parillo and Vitria, dated May 12, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITRIA TECHNOLOGY, INC.
Dated: May 18, 2005	By:	/s/ Michael D. Perry
Michael D. Perry
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
10.41	Offer letter, by and between John Parillo and Vitria, dated May 12, 2005.